EXHIBIT 99.1

FOR IMMEDIATE RELEASE

GENERAL FINANCE CORPORATION ANNOUNCES THAT ITS PUBLICLY-TRADED WARRANTS ARE NOW EXERCISABLE FOR SHARES OF COMMON STOCK AND REPORTS FISCAL 2008 GUIDANCE

Pasadena, CA - April 2, 2008 - General Finance Corporation (the “Company”) (AMEX: GFN, GFN.WS, and GFN.U) today announced that a post-effective amendment to the registration statement for its initial public offering was declared effective by the Securities and Exchange Commission on March 31, 2008. The post-effective amendment relates to 8,625,000 shares of common stock issuable upon exercise of the warrants which were issued as part of the units in the Company’s initial public offering. As a result of the post-effective amendment being declared effective, these warrants may now be exercised to purchase shares of the Company’s publicly traded common stock.

This press release shall not constitute an enticement to exercise, an offer to sell or a solicitation of an offer to buy securities. A copy of the amended prospectus may be obtained by writing to the Company at 39 East Union Street, Pasadena, California 91103.

The Company today also reported that it expects continued growth and improved operating results in its fiscal year ending June 30, 2008 for both sales and leasing of storage containers in a healthy Australian economy by its indirect 86.2%-owned subsidiary RWA Holdings Pty Limited (“Royal Wolf”).

Management is forecasting that for the fiscal year ending June 30, 2008(1):

•	Total revenues should be in the range of between $91.7 million and $95.7 million;

•	EBITDA(2) , after deduction of share-based compensation expense, should be in the range of $14.1 million to $17.1 million;

•	Net capital expenditures (excluding acquisitions) are expected to be in the range of approximately $8 million to $10 million; and

•	Container lease fleet is projected to be approximately 23,000 units.

(1)	A currency exchange rate of .89 U.S. Dollars to the Australian Dollar was used in these projections.

(2)
Earnings before interest, income taxes, depreciation and amortization (“EBITDA”) is a supplemental measure of performance that is not required by, or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). EBITDA is a non-GAAP measure, is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, income from operations or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating, investing or financing activities as a measure of liquidity. We present EBITDA because we consider it to be an important supplemental measure of our performance and because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry, many of which present EBITDA when reporting their results.

These expected results include the forecasted operating results of Royal Wolf from September 14, 2007 through June 30, 2008 and the forecasted operating results of the GE SeaCo asset acquisition by Royal Wolf from November 15, 2007 through June 30, 2008. The expected results do not include any subsequent acquisitions.

These forward-looking statements reflect the Company’s expectations as of April 2, 2008. Actual full-year results may be materially different and affected by many factors, including those outlined in the “forward-looking statements” paragraph at the end of this press release.

About General Finance Corporation

The Company, through its indirect 86.2%-owned subsidiary, Royal Wolf, sells and leases portable storage containers, portable container buildings and freight containers to a broad cross section of industrial, commercial, educational and government customers throughout Australia.

Cautionary Statement About Forward-Looking Statements

Statements in this news release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, the prospects of Royal Wolf. Readers are cautioned that these forward-looking statements involve certain risks and uncertainties, including those contained in filings with the Securities and Exchange Commission; such as the Company’s revised definitive proxy statement with respect to the Company’s acquisition of Royal Wolf, its Transition Report on Form 10-K for the six months ended June 30, 2007 and its post-effective amendment on Form S-1. General Finance Corporation disclaims any obligation to update any information contained in any forward-looking statement.

Contact:
John Johnson
Chief Operating Officer
General Finance Corporation
(626) 584-9722 ext. 1009